Exhibit 3.29

TWENTY-SEVENTH AMENDMENT OF TWENTY-SECOND AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-Second Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)
The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)
The partnership filed the Twenty-Second Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on March 18, 2022.

(3)
The Twenty-Second Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the withdrawals of said partners, the number of general partners is 605.

In affirmation thereof, the facts stated above are true.

Dated: July 18, 2024

General Partner:

By _______/s/ Penny Pennington ___________________

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:
Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Clark, Caroline Connelly	7/1/2024	12555 Manchester Road	St. Louis, MO 63131
Kimberly J Grbac Revocable Living Trust	7/1/2024	12555 Manchester Road	St. Louis, MO 63131
Owen, Philip Daniel	7/1/2024	12555 Manchester Road	St. Louis, MO 63131
Van Buren, Christopher A	7/1/2024	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:
Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip

Exhibit A to Twenty-Seventh Amendment of Twenty-Second Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.